      As filed with the Securities and Exchange Commission on May 10, 2000
                                                     Registration No. 333-_____

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------
                             FARGO ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           41-1959505
  (State or other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                            Identification No.)

   6533 FLYING CLOUD DRIVE
  EDEN PRAIRIE, MINNESOTA                                     55344
 (Address of Principal Executive Offices)                   (Zip Code)
                          ----------------------------------
                              AMENDED AND RESTATED
                             FARGO ELECTRONICS, INC.
                        1998 STOCK OPTION AND GRANT PLAN
                            (Full title of the plan)
                          -----------------------------------
                                 GARY R. HOLLAND
                             CHIEF EXECUTIVE OFFICER
                             FARGO ELECTRONICS, INC.
                             6533 FLYING CLOUD DRIVE
                             EDEN PRAIRIE, MN 55344
                                 (952) 941-9470
                      (Name, address and telephone number,
                   including area code, of agent for service)
                          -----------------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE
                          -----------------------------------
                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
 TITLE OF SECURITIES TO     AMOUNT TO BE   PROPOSED MAXIMUM OFFERING   PROPOSED MAXIMUM AGGREGATE      AMOUNT OF
    BE REGISTERED (1)      REGISTERED (2)      PRICE PER UNIT (3)          OFFERING PRICE (3)       REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock
 par value $.01 per share    1,500,000              $6.1113                    $9,167,000                $2,420
=====================================================================================================================

(1) Each share of Common Stock includes one Series C Preferred Stock purchase right pursuant to the terms of the Registrant's Stockholder Rights Agreement dated February 9, 2000.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions contained in the plan.

(3) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants, and (ii) with respect to options to be granted under the plan, on the basis of the average between the high and low sales prices of the Registrant's Common Stock on May 5, 2000 as reported by the Nasdaq National Market.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Fargo Electronics, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

          (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") since December 31, 1999;

          (3) The descriptions of the Company's Common Stock and Series C Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 20, 2000 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The Company's December 31 1999, 1998 and 1997 financial statements incorporated by reference in this Registration Statement have been audited by PricewaterhouseCoopers LLP or by Arthur Andersen LLP, independent auditors, for the periods indicated in their respective reports which are incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The financial statements have been incorporated herein by reference in reliance on the reports of PricewaterhouseCoopers LLP and Arthur Andersen LLP, given on the authority of such firms as experts in accounting and auditing. To the extent that PricewaterhouseCoopers LLP audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority as experts.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware Law and the Company's Amended and Restated Certificate of Incorporation provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any director, officer, employee or agent of the Company made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation.

         The Company has also entered into indemnification agreements with all of the directors and executive officers of the Company whereby the Company has agreed to indemnify and hold harmless the directors and executive officers from and against any claims, liability, damages or expenses incurred by them in or arising out of their status, capacities and activities with respect to the Company to the maximum extent permitted by Delaware law. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and executive officers.

         The Company also maintains a directors and officers insurance policy pursuant to which directors and officers of the Company are insured against liability for certain actions in their capacity as directors and officers.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.

4.1 Stockholder Rights Agreement, dated February 9, 2000, between the Company and Norwest Bank Minnesota, National Association (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (File No. 333-90937)).

5.1 Opinion of Oppenheimer Wolff & Donnelly LLP (filed herewith electronically).

23.1 Consent of PricewaterhouseCoopers LLP (filed herewith electronically).

23.2          Consent of Arthur Andersen LLP (filed herewith electronically).

23.3          Consent of Oppenheimer Wolff & Donnelly LLP (included in Exhibit
              5.1).

24.1          Power of Attorney (included on page 6 to this Registration
              Statement).

ITEM 9.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on May 10, 2000.

                                            FARGO ELECTRONICS, INC.

                                            By: /s/  Gary R. Holland
                                               -------------------------
                                                 Gary R. Holland
                                                 President and Chief Executive
                                                 Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Gary R. Holland and Kent O. Lillemoe, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on May 10, 2000 by the following persons in the capacities indicated.

SIGNATURE                                    TITLE

/s/ Gary R. Holland
----------------------              President and Chief Executive Officer and
Gary R. Holland                     Director (Principal Executive Officer)

/s/  Kent O. Lillemoe
----------------------              Vice President - Finance, Chief Financial
Kent O. Lillemoe                    Officer (Principal Financial and Accounting
                                    Officer)

/s/  Michael C. Child
----------------------
Michael C. Child                    Director

/s/  Everett V. Cox
----------------------
Everett V. Cox                      Director

/s/  Elaine A. Pullen
----------------------
Elaine A. Pullen                    Director

/s/  William H. Gibbs
----------------------
William H. Gibbs                    Director

                                INDEX TO EXHIBITS



  NO.                              ITEM                                             METHOD OF FILING
4.1       Stockholder Rights Agreement, dated February 9, 2000,    Incorporated by reference to Exhibit 4.1 to theCompany's
          between the Company and Norwest Bank Minnesota,          Annual Report on Form 10-K dated March 24, 2000 for the year
          National Association..................................   ended December 31, 1999 (File No. 333-90937).

5.1       Opinion of Oppenheimer Wolff & Donnelly LLP............. Filed herewith.

23.1      Consent of PricewaterhouseCoopers LLP................... Filed herewith.

23.2      Consent of Arthur Andersen LLP...........................Filed herewith.

23.3      Consent of Oppenheimer Wolff & Donnelly LLP............. Included in Exhibit 5.1.

24.1      Power of Attorney....................................... Included on page 5 of this Registration Statement.